UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55413
614 McKinley Place NE Minneapolis, Minnesota 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TECH	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On August 4, 2022, Bio-Techne Corporation (the “Company”) announced Chuck Kummeth’s plan to retire from his position as Chief Executive Officer effective June 30, 2024, the end of the Company's 2024 fiscal year. The Board of Directors of the Company has begun the process of identifying and evaluating both internal and external candidates to assume the CEO position upon Mr. Kummeth’s retirement.

Compensation Matters

In connection with the adoption of executive compensation for the fiscal year ending June 30, 2023 by the Compensation Committee (the “Committee”) of the Company's Board of Directors, the Committee, in consultation with the Board of Directors, developed and approved a two-year compensation plan for Mr. Kummeth. The multi-year plan was designed to encourage Mr. Kummeth to remain CEO for two full years while the Board implemented a thorough and seamless transition to a new CEO.

Consequently, the Committee structured and approved a two-year transition compensation plan for Mr. Kummeth with the following components: (i) performance-vesting incentive stock options to acquire up to 150,000 shares of common stock, which options will vest upon the achievement of certain performance goals during fiscal 2023, (ii) performance-vesting incentive stock options to acquire up to 150,000 shares of common stock, which options will vest upon the achievement of certain performance goals during fiscal 2024, (iii) a time-vesting restricted stock unit (RSU) award having an aggregate value of $5,000,000 that will vest in three equal annual increments, all of which will be issued with other annual employee equity grants on August 15, 2022. The incentive stock options are intended to compensate Mr. Kummeth for 2023 and 2024, respectively. The terms of the RSU award will provide that the RSUs will continue to vest after a Qualified Retirement (as defined in the form of RSU award under the Company's 2020 Equity Incentive Plan). Mr. Kummeth will not receive an increase in base salary in line with the increases in base salaries for the Company's other named executive officers, nor will he receive any adjustment to his current target bonus opportunity equal to 160% of his base salary.

Further information about the CEO transition and Mr. Kummeth’s planned retirement are included in the Company's press release issued on August 4, 2022, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 4, 2022, announcing CEO transition plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNE CORPORATION

Date: August 5, 2022	By:	/s/ Brenda S. Furlow
Brenda S. Furlow
Executive Vice President, General Counsel and Secretary